Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement Nos. 333-196437 and 333-194256

Free Writing Prospectus dated August 4, 2014

Fantex Brokerage @ FantexBrokerage 1h Now accepting IPO reservations for Fantex Mohamed Sanu. Important Disclaimer: fntx.co/1kBeOk2 fntx.cp/SanuProspectus 2:50 PM - 4 Aug 2014 Details Collapse Reply Delete Favorite More